Exhibit 10.13
SEPARATION AGREEMENT AND COVENANTS

1.	PARTIES.

The parties to this Separation Agreement and Covenants (hereinafter “Agreement”) are Albert Aimers and Clicker, Inc., a Nevada corporation (“Clicker”).

1.1           ALBERT AIMERS.
For the purposes of this Agreement, Aimers means Albert Aimers, Aimers’ heirs, executors, administrators, assigns, and spouse (as applicable).

1.2           THE COMPANY.

For purposes of this Agreement the “Clicker” means Clicker, and all subsidiaries, affiliated companies and other business entities thereof, all predecessors and successors of each, and all of each entity’s officers, shareholders, directors, employees, agents, or assigns, in their individual and representative capacities.

2.	BACKGROUND AND PURPOSE.

Aimers has been employed by Clicker as its Chief Executive Officer.  Aimers’ employment will end effective as of date hereof (the “Termination Date”).  The parties are entering into this Agreement to define the severance relationship and to settle fully and finally, any and all claims Aimers may have against Clicker, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to Aimers’ employment, claim for reemployment, board membership, board observation rights, any termination or any other claims whether asserted or not, known or unknown, past or future, that relate to Aimers’ employment, termination, reemployment, or application for reemployment.

3.           ACKNOWLEDGEMENTS, REPRESENTATIONS AND COVENANTS.

3.1           PAYMENT.

Aimers agrees that in consideration for the payment required pursuant to Section 5 below, he hereby releases and discharges Clicker from the payment of any earned salary and accrued vacation pay, expense reimbursement, loans or advances made by Aimers that are owed through the Termination Date or thereafter, except as other set forth herein.

3.2           EMPLOYEE BENEFITS.

Aimers acknowledges and agrees that he has received information regarding his rights to health insurance continuation.  To the extent Aimers has such rights, nothing in this Agreement will impair those rights.

3.3           AGREEMENT COVENANTS.

Aimers acknowledges and agrees that his Employment Agreement dated December 14, 2009 (the “Employment Agreement”), is terminated and of no further force or effect as of the Termination Date, except insofar as Article 6 continues to be in force with respect to confidential information and inventions.

3.4           INTERIM CFO SERVICES.

For the period from the date of this Agreement to the earlier of:  (i) the date the Company files with the SEC its Quarterly Report on Form 10-Q for the period ended February 28, 2011 (the “10-Q”); (ii) April 19, 2011; or (iii) the date on which the Company terminates services, Aimers agrees to continue to serve as Chief Financial Officer (“CFO”) of the Company.  Services to be provided by Aimers in this capacity shall include:

•	Coordinate filing of the quarterly financials and file by deadline for period ending February 28, 2011.
•	Liaison with Chief Executive Officer (“CEO”) on all outstanding payables and logistics for the Company.
•
Make himself available to Company headquarters in Florida, as required, but no more than six days. The Company shall be directly responsible for all reasonable travel expenses associated with said travel.

•	Assist the Company with the filing of state documents for the Company and its subsidiaries.
•	Consult with CEO on general policies and procedures for running of the Company.
•	Consult with CEO on CFO selection and/or provide to advice CEO on responsibilities of CFO and derivative liability calculations and reporting.

In consideration for services to be provided by Aimers as CFO, he shall be paid an aggregate of $18,750.  Such amount shall be paid in full by the transfer of ownership of all furniture located in the Company’s California office.

3.5           SHARE RETIREMENT, FORFEITURE AGREEMENT AND ESCROW OF COMMON STOCK.

Aimers owns an aggregate of owns an aggregate of 26,771,045 shares of the Company common stock, either directly or through Junior Capital Inc. (“Aimers’ Shares”).  Aimers agrees that 2,677,105 of Aimers’ Shares shall be returned to the Company and cancelled effective as of the date of this Agreement.  Aimers shall deliver the appropriate stock certificate, medallion guaranteed for transfer, together with such other documents as the Company may reasonably request.  Aimers shall execute the Lock-Up Agreement attached hereto as Exhibit 3.5(a) with respect to the remaining Aimers’ Shares.  In addition, Aimers has agreed to execute the Share Forfeiture Agreement attached hereto as Exhibit 3.5(b), whereby Aimers has agreed to forfeit the remaining Aimers’ Shares unless the Company fails to achieve $100,000 in gross revenues during the next 12 months, pursuant to which the Aimers’ Shares will be held pursuant to the escrow agreement attached hereto as Exhibit 3.5(c).

3.6           ASSIGNMENT AND ASSUMPTION OF OUTSTANDING DEBT.

As of the date of this Agreement, the Company has outstanding liabilities to employees and/or directors named on Schedule 3.6 hereto (the “Liabilities”).  Effective as of the date of this Agreement, (a) the Company hereby conveys, assigns, transfers and delegates to Aimers, his successors and permitted assigns, all of the Company’s rights, duties and obligations pursuant to the Liabilities, and (b) Aimers hereby accepts the above assignment of all of the Company’s rights, duties and obligations pursuant to the Liabilities and agrees to be bound by and to assume such duties and obligations.

4.           RELEASES.

4.1           AIMERS’ RELEASE.
Aimers waives, acquits, forever discharges and hereby releases Clicker from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to any employment of or past or future failure or refusal to employ Aimers by Clicker, or any other past or future claim (except as reserved by this Agreement or where expressly prohibited by law) that relates in any way to Aimers’ employment, employment contract, board membership, board observation rights, any termination, compensation, benefits, reemployment or application for employment, with the exception of any claim either party may have for enforcement of this Agreement.  This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, including but not limited to any claim arising under the state or local statutes where Aimers was employed by Clicker dealing with employment, discrimination in employment, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, wage and hour statutes of the state where employed, all as amended, any regulations under such authorities, or any other applicable statutory contract, tort, or common law theories, except that Aimers does not release Clicker from its obligations under this Agreement, its contribution and indemnification obligations arising hereunder or otherwise, or from any coverage under any policy of insurance providing indemnity and related costs for the benefit of Aimers.

4.2           CLICKER RELEASE.

Clicker waives, acquits, forever discharges and hereby releases Aimers from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to any employment of Aimers by Clicker, stock ownership or any other past or future claim (except as reserved by this Agreement or where expressly prohibited by law) that relates in any way to Aimers’ employment, employment contract, board membership, board observation rights, any termination, compensation, benefits, reemployment or application for employment, with the exception of any claim either party may have for enforcement of this Agreement or any claims which arise from fraud or intentional misconduct.

4.3           NO ADMISSION OF LIABILITY.

It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of Aimers or Clicker, by whom liability has been and is expressly denied.

5.           CONSIDERATION.

5.1           RETURN OF PREFERRED STOCK

Concurrent with the execution of this Agreement, Aimers shall deliver to Clicker any certificates he possess for shares of Class A Preferred Stock of Clicker, which shares are hereby cancelled as of the date hereof.

5.2           PAYMENT TO AIMERS

Concurrent with receipt of this Separation Agreement properly and fully endorsed by Aimers, Clicker will pay Aimers the sum of One Hundred Thousand Dollars ($100,000.00), in payment of accrued salary and in further consideration of this Agreement.  In addition, upon filing of the 10-Q, Clicker will pay Aimers the sum of Twenty-Five Thousand Dollars ($25,000.00), which payment will be conditioned upon the timely filing of the 10-Q and Aimers executing the 10-Q in his capacity as CFO.

6.           MUTUAL NONDISPARAGEMENT.

Aimers agrees that Aimers will not disparage or make false statements about Clicker.  Clicker should report to Aimers any actions or statements that are attributed to Aimers that Clicker believes are disparaging or false.  Clicker may take actions consistent with the provision for breach of the agreement should it determine that Aimers has disparaged or made false statements about Clicker.
Clicker agrees that its officers and directors will not disparage or make false statements about Aimers.  Aimers should report to Clicker any actions or statements that are attributed to Clicker’s officers or directors which Aimers believes are disparaging or false.  Aimers may take actions consistent with the provision for breach of this Agreement should Aimers determine that Clicker’s officers or directors have disparaged or made false statements about Aimers.

7.           CONFIDENTIAL, PROPRIETARY AND TRADE SECRET INFORMATION.

Aimers acknowledges the continuing duties under the Employment Agreement signed by Aimers and agrees not to use or disclose confidential, proprietary or trade secret information learned while an employee of Clicker or its predecessors, including the terms of this Agreement, and covenants not to breach that duty (except as required by law).  Should Aimers, Aimers’ attorney or agents be requested in any judicial, administrative, or other proceeding or investigation to disclose confidential, proprietary or trade secret information Aimers learned while an employee of Clicker or its predecessors, Aimers shall promptly notify Clicker of such request.

8.           COVENANTS.

8.1	COVENANT NOT TO PROSECUTE OR MAINTAIN ANY ACTION OR PROCEEDING.

In exchange for the consideration contained herein, Aimers covenants as to Clicker, not to prosecute or hereafter maintain or institute any action at law, suit or proceeding in equity, administrative or any proceeding of any kind or nature whatsoever for any reason related in any way to any claim released herein.  Aimers further covenants and agrees that Aimers will not raise any claim against Clicker, by way of defense, counterclaim or cross-claim or in any other manner, on any alleged claim, demand, liability or cause of action released herein.  At the time of his execution of this Agreement, Aimers represents that there are no claims, complaints or charges pending against Clicker in which Aimers is a party or complainant.  Further, Aimers acknowledges and agrees there are no unasserted workers’ compensation claims through the date of his execution of this Agreement.
In exchange for the consideration contained herein, Clicker covenants as to Aimers, not to prosecute or hereafter maintain or institute any action at law, suit or proceeding in equity, administrative or any proceeding of any kind or nature whatsoever for any reason related in any way to any claim released herein.  Clicker further covenants and agrees that Clicker will not raise any claim against Aimers, by way of defense, counterclaim or cross-claim or in any other manner, on any alleged claim, demand, liability or cause of action released herein.  At the time of his execution of this Agreement, Clicker represents that there are no claims, complaints or charges pending against Aimers in which Clicker is a party or complainant.

8.2           COVENANT TO RETURN ALL COMPANY PROPERTY.

Aimers agrees to return all property of Clicker or Clicker, if any, within seven (7) days after Aimers’ execution of this Agreement.  For the purposes of this Agreement, property includes, but is not limited to, credit cards, keys, card keys, computers, computer files, all originals and copies of all documents, cell phone, palm pilot, equipment, supplies, and any other property belonging to Clicker.

8.3           COOPERATION IN DEFENSE OF COMPANY; CONSULTATION.

Aimers covenants now and in the future that Aimers will reasonably cooperate with  Clicker to the best of Aimers’ ability in the defense of any claim brought against Clicker of which Aimers has any personal knowledge (“Defense Services”) at no additional cost to Clicker beyond what is provided by this Agreement.  Clicker agrees it will reimburse Aimers’ reasonable out-of-pocket expenses in providing such Defense Services.  In addition, Aimers agrees to reasonably provide specific operations information to Clicker as requested in a reasonable, timely and clear manner to allow Clicker to continue and/or complete job tasks, activities, assignments, to continue effective relationships with business partners by responding to reasonable inquiries as needed by telephone.

8.4           INDEMNITY

Aimers and Clicker shall have entered into the Indemnification Agreement attached hereto as Exhibit A.

8.5           RESIGNATION FROM BOARD OF DIRECTORS.

By executing this Agreement, Aimers hereby tenders his resignation as an officer and a director of Clicker and any subsidiaries of Clicker effective as of the date hereof.

9.	ARBITRATION OF CERTAIN DISPUTES; CLAIMS FOR IRREPARABLE HARM; VENUE.

Except as provided below, Aimers and Clicker agree that should any dispute arise between the parties whether or not arising out of this Agreement, the issue shall be submitted to arbitration in New York, New York before one arbitrator pursuant to the then current employment rules of the American Arbitration Association.  In such event, each party shall pay its own costs and attorneys’ fees.  Notwithstanding the above, in the event either party wishes to obtain equitable relief for violations of paragraphs 6, 7, or 8 including, without limitation, specific performance, immediate issuance of a temporary restraining order or preliminary injunction enforcing this Agreement, it may bring a claim for such relief in arbitration or in an action in an applicable court in New York.

10.	SCOPE OF AGREEMENT.

The provisions of this Agreement shall be deemed to obligate, extend to, and inure to the benefit of the parties: Clicker’s affiliates, successors, predecessors, assigns, directors, officers, and employees; and each parties insurers, transferees, grantees, legatees, agents and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and effective date of this Agreement.

11.	OPPORTUNITY FOR ADVICE OF COUNSEL.

Aimers acknowledges that Aimers has been encouraged by Clicker to seek advice of counsel with respect to this Agreement and has had the opportunity to do so.

12.	SEVERABILITY.

Every provision of this Agreement is intended to be severable.  In the event any term or provision of this Agreement is declared to be illegal or invalid for any reason whatsoever by an arbitrator or a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Agreement, which terms and provisions shall remain binding and enforceable.

13.           NO WAIVER.

Failure of either party to enforce any term of this Agreement shall not constitute a waiver of the party’s right to enforce that term or any other term of this Agreement.

14.           COSTS AND ATTORNEY’S FEES.

The parties each agree to bear their own costs and attorneys’ fees which have been or may be incurred in connection with any matter herein or in connection with the negotiation and consummation of this Agreement or any action to enforce the provisions of this Agreement.

15.	GOVERNING LAW.

The rights and obligations of the parties under this Agreement shall in all respects be governed by the laws of the United States and the State of Nevada.

16.           ENTIRE AGREEMENT: MODIFICATION.

This Agreement and the Indemnification Agreement signed by Aimers and Clicker contain the entire agreement and understanding among the parties as to Aimers’ separation as an employee and director.  This Agreement supersedes and replaces all other prior negotiations and proposed agreements, written or oral as to Aimers’ separation.  Aimers and Clicker acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Agreement concerning the subject matter of this Agreement or to induce this Agreement, and Aimers and Clicker acknowledge that they have not executed this Agreement in reliance upon any such promise, representation, or warranty not contained in this Agreement.

No modification or waiver of any of the provisions or any future representation, promise or addition shall be binding upon the parties unless made in writing and signed by the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Separation Agreement and Convenants as of the 7th day of March, 2011.

CLICKER, INC.

By:	/s/ LLOYD LAPIDUS
Name: Lloyd Lapidus
Title: Chief Executive Officer

/s/ ALBERT AIMERS
Albert Aimers

SCHEDULE 3.6

Name

Hak Leng
Poli Bou
Tony Vu
Tyson Le
Tom Hemingway